Exhibit 99.9

CONTROL AGREEMENT AND ACKNOWLEDGMENT OF PLEDGE AND SECURITY INTEREST

Pledgor: THE HARRY KLETTER FAMILY LIMITED PARTNERSHIP c/o Orson Oliver Waterfront Plaza 325 West Main Street Suite 1810 Louisville, Kentucky 40202-4255 Telephone Number: (502) 366-3452	Secured Party: THE BANK OF KENTUCKY, INC. 111 Lookout Farm Drive P.O. Box 17600 Crestview Hills, Kentucky 41017 Telephone Number: ( )

NOTICE TO BROKER

To:	J. J. B. HILLIARD, W. L. LYONS, LLC 500 West Jefferson Street Suite 700 Louisville, Kentucky 40202	Date:	December 31, 2014

Re:	Security Owner: THE HARRY KLETTER FAMILY LIMITED PARTNERSHIP

Account Maintained By: J. J. B. HILLIARD, W. L. LYONS, LLC

Account Number: 1554-2737

DEAR MADAM OR SIR:

This is to notify you that pursuant to a Stock Pledge and Security Agreement signed by THE HARRY KLETTER FAMILY LIMITED PARTNERSHIP, a Kentucky limited partnership (the “Pledgor”), THE BANK OF KENTUCKY, INC., a Kentucky banking corporation (“Secured Party”) has been granted a security interest in the securities described in the attached Exhibit A (the “Collateral”).  You are hereby notified of Secured Party’s security interest, including the provision that the Collateral, including all dividends in stock, stock splits and other proceeds are not to be paid to anyone other than to Secured Party until and unless you receive further written notice from Secured Party.  Any regular cash dividends may be paid to the Pledgor, subject to further instructions from Secured Party as provided below.  You are also hereby authorized and directed to send a photocopy of any and all statements, reports and other information relating to the Collateral directly to Secured Party at the above address.  This pledge will remain in full force and effect until Secured Party notifies you in writing to the contrary.  Please acknowledge receipt of this notice by signing and returning the attached Control Agreement and Acknowledgement to Secured Party.  This Notice is dated December 31, 2014.

PLEDGOR AUTHORIZATION:

THE HARRY KLETTER FAMILY LIMITED PARTNERSHIP
A Kentucky Limited Partnership

By:	KLETTER HOLDING, LLC
A Delaware Limited Liability Company
(its General Partner)

	By:	/s/ Orson Oliver
ORSON OLIVER (its President)

/s/ Orson Oliver	/s/ Sean Garber
ORSON OLIVER	SEAN GARBER
Pursuant to Irrevocable Proxy of The Harry Kletter Family Limited Partnership dated November 19, 2013	Pursuant to Irrevocable Proxy of The Harry Kletter Family Limited Partnership dated November 19, 2013

CONTROL AGREEMENT AND ACKNOWLEDGEMENT OF PLEDGE AND SECURITY INTEREST

We acknowledge receipt on December 29, 2014, of the above notice of Secured Party’s security interest in the above-described Collateral, and we will mark our records, by book-entry or otherwise, to indicate the pledge of, and Secured Party’s security interest in, the Collateral.  In the ordinary course of our business, we regularly maintain accounts in the names of our customers, reflecting transactions in and Ownership of securities and interest therein.  To the best of our knowledge, and except for Secured Party’s security interest or as noted below, and as of the date hereof (a) the Collateral is identified on our books and records, by book-entry or otherwise, as being owned by THE HARRY KLETTER FAMILY LIMITED PARTNERSHIP, a Kentucky limited partnership; (b) we have identified on our books and records the Collateral as being pledged to THE BANK OF KENTUCKY, INC., a Kentucky banking corporation; (c) we have not confirmed any interest in the Collateral to any persons other than to the Pledgor and the Secured Party; (d) our records do not indicate any adverse claims concerning the Collateral nor do they indicate any person other than Pledgor and Secured Party, as having any interest in the Collateral.  We have not created, nor have we received notice of any liens, claims or encumbrances with respect to the Collateral, except to Secured Party; (e)  we agree not to effect any transfer of the Pledgor’s interest in any of the Collateral without Secured Party’s prior written consent;  and (f) should we receive further written notice from Secured Party, we will hold the Collateral and all dividends, distributions, and other proceeds relating to the Collateral (whether in cash, securities or other property) subject to Secured Party’s written instructions.  We will comply with all written instructions originated by Secured Party concerning the Collateral without further consent by the Pledgor.

Exceptions:

(Details of Exceptions - - If None, Please State “None”.)

J. J. B. HILLIARD, W. L. LYONS, LLC
A Kentucky Limited Liability Company

By:	/s/ Michael D Leitner
Print Name:	Michael D Leitner
Title of Authorized Signer:	Margin Manager

RETURN TO:

The Bank of Kentucky, Inc.

111 Lookout Farm Drive

P.O. Box 17600

Crestview Hills, Kentucky 41017

EXHIBIT A

Number of Shares of Common Stock	Company	Stock Certificate Number
750,000.00* (total)	Industrial Services of America, Inc.

(*)                                 0 (unrestricted shares)

750,000 (restricted)

Stock Certificate Number:  ISA 3338 (500,000.00 shares)

ISA 3573 (250,000.00 shares)